UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

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☒	Soliciting Material Pursuant to §240.14a-12

SciClone Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corporate Contact

Ana Kapor

SciClone Pharmaceuticals, Inc.

650.358.3437

investorrelations@sciclone.com

SCICLONE PHARMACEUTICALS TO REPORT

FOURTH QUARTER AND YEAR-END RESULTS ON MARCH 3, 2009

FOSTER CITY, CA – February 23, 2009 – SciClone Pharmaceuticals, Inc. (NASDAQ: SCLN) today announced that it plans to report fourth quarter and year-end results for 2008 on Tuesday, March 3, 2009. SciClone will host a conference call to give a business and product update and guidance for 2009 at 11:00 am ET that day. The call will be hosted by Friedhelm Blobel, Ph.D., President and CEO, Gary Titus, CFO and Senior Vice President, and Israel Rios, MD, Chief Medical Officer and Senior Vice President.

LIVE CALL:	877-741-4248 (U.S./Canada)
719-325-4813 (International)
REPLAY:	888-203-1112 (U.S./Canada)
719-457-0820 (International)
Passcode: 9394431
(Replay available from Tuesday, March 3, 2009 at 2:00 p.m. ET until 11:59 p.m. ET on Friday, April 3, 2009)

The conference call will contain forward-looking statements. Interested parties who wish to listen to the webcast should visit the Investor Relations section of SciClone’s website at www.sciclone.com. The information provided on the teleconference is only accurate at the time of the conference call, and SciClone will take no responsibility for providing updated information except as required by law.

About SciClone

SciClone Pharmaceuticals (NASDAQ: SCLN) is a profitability-driven global biopharmaceutical company with a successful international business and a product portfolio of novel therapies for cancer and infectious diseases. The Company is on track to achieve sustained profitability for the full year 2009 through a combination of worldwide sales growth, a cost-containing clinical development strategy, and tight expense management. ZADAXIN is sold in over 30 countries for the treatment of hepatitis B and hepatitis C, certain cancers and as a vaccine adjuvant. According to SciClone’s most recent publicly issued guidance, sales of ZADAXIN are expected to be between $60 and $62 million in 2009. SciClone’s solid cash position and highly profitable operations are key to advancing its pipeline of phase 2 and 3 drug candidates, including: ZADAXIN in phase 3 for stage IV melanoma; RP101 in phase 2 for the treatment of pancreatic cancer; SCV-07 in phase 2 for the treatment of HCV and oral mucositis; and, awaiting approval in China, DC Bead for the treatment of liver cancer. For additional information, please visit www.sciclone.com.

Important Information/ Solicitation Participants Legend

SciClone Pharmaceuticals, Inc. will file a proxy statement in connection with its 2009 annual meeting of stockholders and advises its stockholders to read that proxy statement when it becomes available because it will contain important information. Stockholders will be able to obtain a free copy of that proxy statement and other documents (when available) that SciClone files with the Securities and Exchange Commission at the Commission’s website at www.sec.gov. That proxy statement and these other documents will also be available free of charge by directing a request to SciClone Pharmaceuticals, Inc., Attn: Investor Relations, 950 Tower Lane, Suite 900, Foster City, CA 94404, or from SciClone at www.sciclone.com.

SciClone, its directors and named executive officers may be deemed to be participants in the solicitation of proxies from the SciClone stockholders in connection with the 2009 annual meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in SciClone’s proxy statement filed on May 5, 2008 for the 2008 annual meeting of stockholders. To the extent that holdings of SciClone securities on the part of those individuals have changed since the date of that proxy statement, those changes have been reflected on Statements of Changes in Ownership on Forms 3 or 4 filed with the Securities and Exchange Commission. More current information regarding the interests of the directors and named executive officers of SciClone will be contained in the proxy statement referred to in the preceding paragraph.